SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(A)
        OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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     14a-6(e)(2))
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                    Legends of the Faith, Inc.
         (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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

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    paid previously. Identify the previous filing by registration statement
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                      YOUR VOTE IS IMPORTANT

                    LEGENDS OF THE FAITH, INC.

                         PROXY STATEMENT

               2002 ANNUAL MEETING OF SHAREHOLDERS



                         GENE R. JACKSON
                          PRESIDENT AND
                     CHIEF EXECUTIVE OFFICER


                                June 17, 2002



Dear Shareholder:

         I am pleased to invite you to the 2002 ANNUAL MEETING of the Shareholders of Legends of the Faith, Inc. The meeting will be held at 2:00 p.m. on Monday, July 8th, 2002 at the Carson Valley Inn, Minden, NV.

         At the meeting, you and the other shareholders will be asked to, (1) elect a Board of Directors of 4 people; (2)approve an amendment to our Articles of Incorporation and change our corporate name to "Kingdom Ventures";
(3) grant the Board of Directors the authority to effect a one-for-two reverse stock split; (4) ratify the appointment of Wrinkle Gardner, PC as our independent auditors for the current fiscal year. You will also have the opportunity to hear what has happened in our business in the past year, hear our plans for the coming year including business expansion and financing our future goals and business development strategies, and to ask questions.

         We hope you can join us on July 8th. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please MARK your votes on the enclosed proxy, SIGN AND DATE THE PROXY, and RETURN it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

                                                  Very truly yours,

                                                  /S/ Gene R. Jackson
                                                  Gene R. Jackson
                                                  LEGENDS OF THE FAITH, INC.
                                                  1045 Stephanie Way
                                                  Minden, NV 89423
                                                  (775) 267-2242

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                                                   June 17, 2002


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD JULY 8, 2002

     Legends of the Faith, Inc. will be holding its 2002 ANNUAL MEETING of its Shareholders. The meeting will be held at 2:00 p.m. on Monday, July 8th, 2002 at the Carson Valley Inn, Minden, NV.

         We are having this meeting to:

(1) elect 4 members of  the Board of Directors

(2) approve an amendment to our Articles of Incorporation and change our corporate name to "Kingdom Ventures";

(3) grant the Board of Directors the authority to effect a one-for-two reverse stock split;

(4) ratify the appointment of Wrinkle Gardner, PC as our independent auditors for the current fiscal year.

(5) transact any other business that properly comes before the meeting.


You will also have the opportunity to hear what has happened in the company in the past year, hear our plans for the coming year including business development, expansion, and financing plans, and to ask questions

The Board of Directors recommends that you vote in favor of each of the proposals outlined in this proxy statement.

         The Board of Directors has selected June 7th, 2002 as the record date for determining shareholders entitled to vote at the meeting. A list of shareholders on that date will be available for inspection at our corporate headquarters, 1045 Stephanie Way, Minden, NV for at least ten days before the meeting. The list also will be available for inspection at the meeting.

                                     By Order of the Board of Directors,


                                     /s/ Howard Dix

                                     Howard Dix, Secretary

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                        TABLE OF CONTENTS

QUESTIONS AND ANSWERS......................................................1

ITEM 1.  ELECTION OF BOARD OF DIRECTORS....................................3

ITEM 2.  APPROVAL OF AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION...7

ITEM 3.  APPROVAL OF 1 FOR 2 REVERSE SPLIT.................................8

ITEM 4.  RATIFICATION OF INDEPENDENT AUDITORS.............................11

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS ...............................12

       ----------------------------------------------------
                     YOUR VOTE IS IMPORTANT.
                        PLEASE REMEMBER TO
                       PROMPTLY RETURN YOUR
                           PROXY CARD.
       ----------------------------------------------------

                              QUESTIONS AND ANSWERS

Q1:   WHO IS SOLICITING MY PROXY?

A: We, the board of directors of Legends of the Faith, Inc., are sending you this proxy statement in connection with our solicitation of proxies for use at the ANNUAL MEETING of Legend's Shareholders. Certain directors, officers and employees of Legends also may solicit proxies on our behalf by mail, phone, fax or in person.

Q2:   WHO IS PAYING FOR THIS SOLICITATION?

A:    Legends will pay for the solicitation of proxies. Legends also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of Legends common stock.

Q3:   WHAT AM I VOTING ON?

A:    Four items: (1) election of 4 members of the Board of Directors; (2) the amendment of our articles of incorporation to change our name to "Kingdom Ventures, Inc." (3) the effecting of a one for two reverse stock split of our outstanding common stock; and (4) the ratification of Wrinkle Gardner, P.C. as our independent auditors for the current fiscal year.

Q4:   WHO CAN VOTE?

A:    Only those who owned common stock at the close of business on June 7,
2002, the record date for the ANNUAL MEETING, can vote. If you owned common stock on the record date, you have one vote per share for each matter presented at the ANNUAL MEETING.

Q5:   HOW DO I VOTE?

A:    You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the enclosed prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the ANNUAL MEETING and want to vote in person--by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary of Legends written notice of your revocation or by submitting a later-dated proxy. If you execute, date and return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the four nominees for director named in this proxy statement, FOR the amendment to the Articles of Incorporation, FOR approval of effecting a one for two reverse split of our outstanding common stock, and FOR ratification of Wrinkle Gardner, P.C. as our independent auditors.

                                1

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Q6:   WHAT CONSTITUTES A QUORUM?

A:    Voting can take place at the ANNUAL MEETING only if shareholders owning a majority of the voting power of the common stock (a majority of the total number of votes entitled to be cast) are present in person or represented by effective proxies. On the record date, we had 20,456,280 shares of common stock outstanding. Both abstentions and broker non-votes are counted as present for purposes of establishing the quorum necessary for the meeting to proceed. A broker non-vote results from a situation in which a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares.

Q7:   WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE MATTERS BEING PASSED?

APPROVAL OF FOUR NOMINEES AS DIRECTOR FOR LEGENDS OF THE FAITH, INC.

To approve each particular director nominee, shareholders holding a majority of the shares voting with respect to such nominee must affirmatively vote in favor of such nominee. . Abstentions and broker non-votes do not count as votes in favor of or against any particular nominee. .

APPROVAL OF AN AMENDMENT TO OUR ARTICLES TO CHANGE OUR NAME TO "KINGDOM VENTURES, INC." AND TO GRANT THE BOARD THE AUTHORITY TO EFFECT A ONE-FOR-TWO REVERSE STOCK SPLIT.

To approve this item, shareholders holding a majority of the total voting power of the common stock must affirmatively vote to approve the matter. Abstentions and broker non-votes have the same effect as votes "against" the proposal.

RATIFICATION OF INDEPENDENT AUDITORS. To ratify the appointment of Wrinkle Gardner, P.C. as our independent auditors for the current fiscal year, shareholders holding a majority of the shares represented in person or by proxy at the meeting must affirmatively vote to approve the matter. Abstentions have the same effect as votes "against" the proposal, while broker non-votes have no effect at all.

Q8:   HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THE MATTERS PROPOSED?

A:    The board of directors of Legends unanimously recommends that shareholders vote FOR each of the proposals contained in this proxy and scheduled to be submitted at this year's ANNUAL MEETING.



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

                              ITEM 1

       ELECTION OF DIRECTORS FOR LEGENDS OF THE FAITH, INC.

     All of the directors are elected by the shareholders and hold office until their term expires or until their successors are duly elected and qualified, unless they sooner resign or cease to be directors in accordance with our Articles of Incorporation. The executive officers are appointed by and serve at the pleasure of the Board of Directors.

     The current directors and executive officers of the Company are set forth below:

Name                Age         Position
----                ----        ----------
Gene Jackson        38          Director, President, Secretary and Treasurer
Howard Dix          68          Director
John Howell         55          Director
Don Scheib          67          Director

     The Board of Directors meets periodically to review significant developments affecting us and our business and to act on matters requiring Board approval. Although our Board of Directors may delegate many matters to others, it reserves certain powers and functions to itself. Currently we do not have any standing committees of the Board of Directors.

     The following is brief biographical information on each of our nominated directors.

NOMINEE: Gene Jackson. Mr. Jackson founded our Company in March 1999 and has served as a director and as our President, Secretary and Treasurer since that time. In this capacity, Mr. Jackson's duties include those of a chief executive officer. From April 1992 to June 1998, Mr. Jackson served as President of Carson Valley Printing, Inc., a large commercial printer. From June 1998 to March 1999, Mr. Jackson was an independent printing industry consultant. During that time he also started American Sports Marketing, Inc., which sold plush bears named for famous athletes. From September 1995 to 1998, he also served as Vice President of Apostles Publishing Company, specializing in Bible curriculum for children, which was sold to Standard Publishing, a division of Standex, a publicly traded company, during his term as Vice President.

NOMINEE: Howard N. Dix. Mr. Dix was appointed to our Board in January 2001. Since 1998, Mr. Dix has managed his own investments. From 1994 to 1998, Mr. Dix was Founder, Director, President and Chief Operating Officer of Apostles Publishing Company, Inc., a Christian publishing company. Prior to founding Apostles Publishing Company, Mr. Dix was Contract Administrator and Manager of Data Processing for the County of Orange, California. An Alumnus of the University of Kansas at Lawrence, Mr. Dix did his graduate work in corporate management. Mr. Dix has a Bachelors of Science degree in Accounting and Marketing from Pittsburg State University in Pittsburg, Kansas.

NOMINEE: John Howell. Mr. Howell was appointed to our Board in January 2001. Mr. Howell has served as the Executive Vice President and member of the Board of Directors of New Visual Corporation, a telecommunications and entertainment company, since April and July, 2000, respectively. From January 1998 until his retirement in October 1998, Mr. Howell was Vice President of TeraGLOBAL Communications Corp., a manufacturer of hardware for the convergence of voice, video, and data. From 1997 to 1998, Mr. Howell was Chief Executive Officer of EVERSYS Corporation, a manufacturer of computer equipment. From 1993 to 1996, Mr. Howell served as Chief Executive Officer of Polar Bear Station No. 1, Inc. d/b/a Paradise Sport Fishing, an owner and operator of sport fishing boats. Mr. Howell has a B.S. in Aerospace Engineering from Oregon State University.

NOMINEE: Don Scheib. Mr. Scheib was appointed to our Board in January 2002. Mr. Scheib worked for Earl Scheib's Auto Body & Paint, the auto paint business started by his father in 1937, for most of his professional life. He started as a Trainee Manager and after a year became a Shop Manager. Over the next 30 plus years, he worked his way through different supervisory positions as the company moved him around the country. He trained management and supervisory personnel and opened new locations for the company in Canada, England, Germany and the United States. In the early 1970s he was promoted to one of three Vice Presidents of the company and also became a director. Don later went on to become President, Chief Executive Officer and Chairman of the Board of Directors. After serving the company for three years as Chairman, Don retired as a consultant.

Beneficial Ownership
--------------------

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 30, 2002 by: (i) each person known to us to own more than five percent (5%) of any class of our voting securities; (ii) each of our executive officers and directors; and
(iii) all our directors and officers as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown. Unless otherwise noted in the table below, each executive officer and director can be contacted at our principal offices.

                                               Shares Beneficially Owned(1)
Name and Address of Beneficial Owner          Percent(2)            Number
------------------------------------          --------------   ---------------
J&J Holdings, Inc.(3)
Box 275, Genoa, NV 89411                        50.4%           10,191,856

Gene Jackson                                    54.1%           10,941,856(4)
Mike Atwood                                      5.0%            1,000,000(5)
Howard Dix                                       1.3%              265,000(5)
John Howell                                        *               100,000(5)
Don Scheib                                                          56,000(6)

All Directors and Executive Officers
 as a Group (5 persons)                         61.2%          12,3652,856
______________________________________

*  Less than one percent.

(1) The number of shares shown includes outstanding shares owned as of April 30, 2002, by each person indicated.

(2)     Based on 20,456,280 shares outstanding as of April 30, 2002.

(3) Fifty percent of the capital stock of J&J Holdings, Inc. is owned by John and Pamela Jackson and their minor children. John Jackson is the brother of Gene Jackson, our President, Secretary and Treasurer and one of our directors. The other 50% of the capital stock of J&J Holdings, Inc. is owned by Barbara Jackson and her minor children. Barbara Jackson is the spouse of Gene Jackson.

(4) Includes 10,191,856 shares owned of record by J&J Holdings, Inc. and 750,000 shares owned of record by Barbara Jackson, Gene Jackson's spouse. Gene Jackson's spouse and minor children collectively own 50% of the outstanding capital stock of J&J Holdings, Inc. and by virtue of such stock ownership may be deemed to share the power to vote or direct the vote of, and to share the power to dispose or direct the disposition of, those shares of our common stock. Gene Jackson disclaims beneficial ownership of the shares of common stock held by J&J Holdings, Inc.

(5) Includes 50,000 shares of common stock subject to options exercisable within 60 days of April 30, 2002.

(6) Includes 25,000 shares of common stock subject to options exercisable within 60 days of April 30, 2002.

Options Outstanding

     The company only has options outstanding to Board members Howell, Dix, and former Board member Atwood (options on 50,000 shares of stock exercisable at $.50 per share) and to Board member Scheib (options on 25,000 shares of stock exercisable at $.50 per share). All above options expire on January 31, 2003.

Executive Compensation

     There are no executives receiving compensation in excess of $100,000 annually.

Related Party Transactions

     We have entered into certain agreements with J&J Holdings, Inc., our majority shareholder. J&J Holdings, Inc. is owned by Barbara Jackson (spouse of our President Gene Jackson) and their children (collectively as to 50%) and by John and Pamela Jackson (brother and sister-in-law of our President Gene Jackson) and their children (collectively as to the remaining 50%).

     In March of 2002, following the close of our fiscal year 2001 audit period, we entered into a lease for the property at 1045 Stephanie Way in Minden, Nevada to house our corporate offices and administrative staff. Our lease is an annual lease calling for payments of $3,500 per month.

     From March 2000 to March 2001, we leased approximately 6,000 square feet for use as a combined distribution, warehouse, corporate office and customer service facility in Minden, Nevada, from J&J Holdings, Inc. The rent for these combined facilities was $5,000 per month.

     We entered into a consulting agreement dated May 1, 1999 with J&J Holdings, Inc., pursuant to which J&J Holdings, Inc. agreed to provide management, marketing, financial and operational services for the period from May 1, 1999 to December 31, 2000 at the rate of $2,000 per month plus reimbursement of expenses. This consulting agreement was not renewed upon its expiration. Gene Jackson did not receive any of the management fee, directly or indirectly, paid to J&J Holdings, Inc.

     We have made three unsecured promissory notes in favor of J&J Holdings, Inc. On February 1, 2000 we repurchased 10,000,000 shares of our common stock from J&J Holdings, Inc. and delivered a promissory note in the principal amount of $200,000, which bore interest at 5% per year and was repaid during the period ended October 31, 2000. The repurchase price of these shares ($.02 per share) was determined by Gene Jackson, on behalf of Legends, and John Jackson, on behalf of J&J Holdings, Inc. In determining the repurchase price, the parties considered our financial condition and results of operations and the fact that, during the same time period, we had sold stock under Section 4(2) of the Securities Act at a price of $.25 per share. J&J Holdings, Inc. originally purchased these shares of common stock from us for $10,000 when our Company was incorporated in March 1999. J&J Holdings, Inc. also advanced us sums for working capital, which advances were evidenced by a promissory note dated January 31, 2000, in the principal amount of $126,688.54 which bore interest at 10% per year. At January 31, 2001, this note had been fully repaid. On January 31, 2001, other advances to us from J&J Holdings, Inc. were evidenced by a note in the principal amount of $128,846. The note bears interest at 5% per year and was partially paid during fiscal year 2001. J&J Holdings, Inc. advanced us an additional $143,202 during fiscal year 2002, which is evidenced by a new combined note in the principal amount of $276,048 bearing interest at the rate of 7% per annum, due and payable as of January 31, 2003.


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

     On January 31, 2001, we borrowed $53,570 from Howard Dix, one of our directors, for which we executed an unsecured promissory note in that amount in his favor. The note bears interest at 5% per year and was due September 30, 2001. The Company did not pay the note when it became due. However, Mr. Dix has not demanded payment and has agreed to allow the Company to continue to make periodic interest payments on the note.

     On July 1, 2000, we entered into a Contract for Services Agreement with Michael Atwood, one of our then serving directors, and Southland Mobile Services, Inc. ("Southland"), of which Michael Atwood is the Chief Executive Officer, pursuant to which we engaged Mr. Atwood to develop an ichristianmall.com website in exchange for 400,000 shares of our common stock. Because the website was not able to be completed in a timely fashion, the 400,000 shares above were canceled as of November 13, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own beneficially more than ten percent (10%) of any class of equity security to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and any written representations from reporting persons, the Company believes that the directors, executive officers, and greater than ten percent (10%) beneficial owners were current with applicable filings required during the fiscal year ended January 31, 2002 with the following exceptions: J&J Holdings, Inc., a 10% shareholder, Gene Jackson, a director and executive officer, and Mike Atwood, Howard Dix, John Howell, Bill Reinl, and Don Scheib, directors, each filed late Form 3's and 5's. The Form 5 for J&J Holdings reported 17 transactions that were not reported on a timely basis and the Form 5's for each of Mr. Atwood and Mr. Scheib reported one transaction that was not reported timely.

                              ITEM 2

APPROVAL OF AN AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION

     Our board has unanimously approved, and recommends that the shareholders adopt a proposal to amend Article I of our Restated Articles of Incorporation to change the name of the corporation to "Kingdom Ventures, Inc.". The text of the proposed amendment is set forth in the Articles of Amendment attached to this Proxy Statement as Appendix A.

     We recommend a vote FOR the approval of the amendment to our restated articles of incorporation.

                              ITEM 3

GRANT THE BOARD THE AUTHORITY TO EFFECT A ONE FOR TWO REVERSE STOCK SPLIT

     Our board has determined that it may be in the Company's best interest in the near future to effect a one-for-two reverse stock split of the Company's outstanding common stock and recommends that the shareholders authorize the Board to effect such a reverse stock split in the Board's discretion.

     The Board believes that a reverse split would provide for the combination of our presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock. This is known as a "reverse stock split." Under the proposal, each two shares of our presently issued and outstanding common stock as of the close of business on the effective date of the Amendment will be converted automatically into one share of our post-reverse stock split common stock.

     Fractional shares will not be issued. Instead, we will issue one full share of our post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the reverse stock split. Each shareholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as he did immediately prior to the reverse stock split, except for minor adjustments required due to the treatment of fractional shares.

REASONS FOR THE REVERSE STOCK SPLIT

         The primary purposes of the reverse stock split are to:

         o increase the per share price of our common stock as the company prepares to have its common stock publicly traded;

         o reduce the number of outstanding shares to a level more consistent with other public companies with a similar anticipated market capitalization; and

         o provide the Company with the flexibility to issue additional shares to facilitate future stock acquisitions and financings.

         The reduction in the number of issued and outstanding shares of common stock to result from the reverse stock split is expected to increase the market price of the common stock to a level above where we would be positioned were we not to do this reverse split.

     The reverse stock split is anticipated to result in a price increase for our common stock because of the reduction of outstanding shares by a factor of 50%. Additionally, brokerage commissions on the sale of lower priced stocks often represent a higher percentage of the sales price than commissions on relatively higher priced stocks. The expected increase in trading price may also encourage interest and trading in our common stock and possibly promote greater liquidity for our shareholders. We also believe that the anticipated per share price of our common stock has or may have a negative effect on our ability to use our common stock in connection with possible future transactions such as financings, strategic alliances, acquisitions and other uses not presently determinable.

       In addition, a number of other public companies have market capitalization similar to that of Legends, but generally have fewer than 15 million shares outstanding, compared to the over 20 million shares that we have outstanding. The board believes that the reverse stock split would more closely align our capital structure with companies of comparable market capitalization, which the board believes is a more appropriate capital structure than our current structure.

       Furthermore, as a result of the reverse stock split, there will be a reduction in the number of shares of common stock issued and outstanding, and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the reverse stock split. These additional available shares could be used for any proper corporate purpose approved by the board including, among others, future acquisitions and financing transactions.

       For the above reasons, we believe that the reverse stock split is in the best interests of Legends and its shareholders. However, there can be no assurances that the reverse stock split will have the desired benefits.


EFFECTS OF THE REVERSE STOCK SPLIT

     Subject to shareholder approval, the reverse stock split will be effected by filing the Amendment and will be effective upon approval by the Board of Directors. The actual timing of the filing will be determined by our the Board of Directors based upon their evaluation as to when the filing will be most advantageous to Legends and its shareholders.

     We are currently authorized to issue 100 million shares of common stock of which 20,456,280 shares were issued and outstanding at the close of business on the record date. Adoption of the reverse stock split will reduce the shares of common stock outstanding on the record date to approximately 10,228,140, but will not affect the number of authorized shares of common stock. The reverse stock split also will have no effect on the par value of the common stock.

     The effect of the reverse split upon holders of common stock will be that the total number of shares of our common stock held by each shareholder will be automatically converted into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the reverse stock split divided by two, adjusted for any fractional shares.

     Assuming the reverse stock split is approved by the shareholders at the ANNUAL MEETING and implemented, each shareholder's percentage ownership interest in the company and proportional voting power will remain unchanged, except for minor differences resulting from adjustments for fractional shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the reverse stock split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split. All shares, options, warrants or convertible securities that Legends has agreed to issue (or agrees to issue prior to the effective date of the reverse stock split) in any merger or acquisition agreement also will be appropriately adjusted for the reverse stock split.

     The reverse stock split also may result in some shareholders owning "odd lots" of less than 100 shares of common stock received as a result of the reverse stock split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     As soon as practicable after the Amendment is filed, we will cause a letter of transmittal to be forwarded to each holder of record of shares of our common stock outstanding as of such date. The letter of transmittal will contain instructions for the surrender of certificates representing shares of pre-reverse stock split common stock to our transfer agent in exchange for certificates representing the number of whole shares of post-reverse stock split common stock into which the shares of pre-reverse stock split common stock have been converted as a result of the reverse stock split.

CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT BEFORE RECEIPT OF SUCH LETTER OF TRANSMITTAL FROM THE COMPANY.

     Until a shareholder forwards a completed letter of transmittal, together with certificates representing such shareholder's shares of pre-reverse stock split common stock to the transfer agent and receives in return a certificate representing shares of post-reverse stock split common stock, such shareholder's pre-reverse stock split common stock shall be deemed equal to the number of whole shares of post-reverse stock split common stock to which such shareholder is entitled as a result of the reverse stock split.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion describes certain material federal income tax considerations relating to the reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

     This discussion may not address certain federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

      SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

      The reverse stock split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of common stock in lieu of a fractional share. Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of a fractional share (as described below). The holding period for shares of common stock after the reverse stock split will include the holding period of shares of common stock before the reverse stock split, provided that such shares of common stock are held as a capital asset at the effective time of the Amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of common stock before the reverse stock split excluding the basis of fractional shares.

      A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the shareholder was otherwise entitled.

      We recommend a vote FOR the approval of the reverse stock split.

                              ITEM 4

               RATIFICATION OF INDEPENDENT AUDITORS

     Our board of directors has appointed Wrinkle Gardner, P.C. to serve as our independent auditors for the fiscal year ending January 31, 2003 and is soliciting your ratification of that appointment.

     Wrinkle Gardner, P.C. has served as independent auditors to the company since August of 2001. In their role as independent auditors, they report on our financial statements. They also assist us with due diligence activities in connection with our acquisitions and provide general accounting and tax consulting.

      We recommend a vote FOR the ratification of Wrinkle Gardner, P.C. as our independent auditors for the current fiscal year.

      ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS: The Company bylaws state the following: "Written notice of every meeting of stockholders, stating the time, place and purposes thereof, shall be given personally or by mail at least ten (10), but not more than sixty (60), days (except as otherwise provided by law) before the date of such meeting to each person who appears on the stock transfer books of the Corporation as a stockholder and who is entitled to vote at such meeting. If such notice is mailed, it shall be directed to such stockholder at his address as it appears on the stock transfer books of the Corporation.". We believe this proxy mailing meets the above requirements.

     The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for shareholder proposals to be included in our proxy materials for a meeting of shareholders. The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our bylaws.

 ---------------------------------------------------------------
          PLEASE TAKE A MOMENT NOW TO VOTE. PLEASE SIGN
                   AND RETURN YOUR PROXY CARD.
  ---------------------------------------------------------------


 ---------------------------------------------------------------

                            THANK YOU.

                            Appendix A

       AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION

                                OF

                    LEGENDS OF THE FAITH, INC.


         Pursuant to the provisions of Section 78 of the Nevada Revised Statutes, Legends of the Faith, Inc. (the "Corporation") hereby certifies that:

         1. The name of the corporation is LEGENDS OF THE FAITH, INC.

         2. The following amendments to the Restated Articles of Incorporation of the Corporation were adopted and approved by at least a majority of the voting power of the Corporation at the ANNUAL MEETING of the Shareholders held on July 8, 2002 (the "ANNUAL MEETING"). At the ANNUAL MEETING, __________ shares of the Corporation's common stock, par value $.001 (the "Common Stock"), were voted in favor of the amendment, ______ shares of Common Stock were voted against the amendment and _______ shares of Common Stock abstained from voting on the amendment. The shares of capital stock of the Corporation outstanding and entitled to vote at the ANNUAL MEETING consisted of ____________ shares of Common Stock.

         3. Article I of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                                NAME

The name of the Corporation is "Kingdom Ventures, Inc."

                  B. On the date that these Articles of Amendment are filed with the Secretary of State of the State of Nevada (the "Effective Date"), every two (2) shares of Common Stock of the Corporation issued and outstanding at the close of business on the Effective Date (the "Old Common Stock") will automatically be converted into one share of common stock, par value $.001 per share (the "New Common Stock") of the Corporation. No fractional shares will be issued and, in lieu thereof, each holder of Common Stock whose aggregate shares of Old Common Stock held in one name or account immediately prior to the Effective Date are fewer than two (2) shares or not evenly divisible by four (2) shall receive one full share of New Common Stock in exchange for such fractional share.

4. Except as amended by these Articles of Amendment, the Restated Articles of Incorporation of the Corporation shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Chief Executive Officer and Secretary of Legends of the Faith, Inc. have executed these Articles of Amendment on July 8, 2002 at Minden, Nevada.
                                      LEGENDS OF THE FAITH, INC.

                                       By:
                                       --------------------------------------
                                       Gene R. Jackson, President

                                       By:
                                       --------------------------------------
                                       Howard Dix, Secretary

                    LEGENDS OF THE FAITH, INC.

                         REVOCABLE PROXY

          ANNUAL MEETING OF SHAREHOLDERS - JULY 8, 2002

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, as a holder of Common Stock of Legends of the Faith, Inc. (the "Company"), hereby appoints Gene R. Jackson and Howard M. Dix as proxies, with full power of substitution, to represent and to vote as designated on this card all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the ANNUAL MEETING of Shareholders to be held on July 8, 2002 or any adjournment thereof.

         Unless otherwise marked, this Proxy will be voted FOR the election of four nominees as director of Legends of the Faith, Inc., an amendment to
Article I of the Company's Restated Articles of Incorporation and to effect a one-for-two reverse stock split, and FOR the ratification of Wrinkle Gardner, P.C. as independent auditors. If any other business is presented at the ANNUAL MEETING of Shareholders, the Proxy will be voted in accordance with the discretion of the proxies named above.

      The Board of Directors recommends a vote "FOR" Proposals 1, 2, 3, and 4.

 (IMPORTANT:  PLEASE DATE AND SIGN THE PROXY ON THE REVERSE SIDE)


                    Legends of the Faith, Inc.
                        1045 Stephanie Way
                         Minden, NV 89423


1.  To elect the following nominees as directors of Legends of the Faith, Inc.

Gene Jackson    [  ] FOR    [  ] AGAINST   [  ] ABSTAIN

Howard Dix      [  ] FOR    [  ]  AGAINST  [  ] ABSTAIN

John Howell     [  ] FOR    [  ] AGAINST   [  ] ABSTAIN

Don Scheib      [  ] FOR    [  ] AGAINST   [  ] ABSTAIN

2. A proposal to approve an Amendment to Article I of the Company's Restated Articles of Incorporation

FOR [ ]   AGAINST [ ]    ABSTAIN [ ]

3. A proposal to effect a one for-two reverse stock split upon approval of the Board of Directors.

FOR [ ]   AGAINST [ ]    ABSTAIN [ ]

4. Ratification of Wrinkle Gardner, P.C. as independent auditors for the year ending January 31, 2003.

FOR [ ]   AGAINST [ ]    ABSTAIN [ ]

Please mark, date and sign as your name appears hereon. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer and indicate the title of such officer. If shares are held jointly, each Shareholder named should sign. If you receive more than proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

                                   Dated:____________________________, 2002


                                   _________________________________________
                                   Signature

                                   _________________________________________
                                   Signature


 PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.